Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

Dated as of October 10, 2003

between

PLACER DOME INC.

and

CITIGROUP GLOBAL MARKETS INC.,

J.P. MORGAN SECURITIES INC,

and

MORGAN STANLEY & CO. INCORPORATED

REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (the “Agreement”) dated as of October 10, 2003, between Placer Dome Inc., a corporation organized under the Canada Business Corporations Act (the “Company”), and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Representatives”), as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”).

     This Agreement is made pursuant to the Purchase Agreement dated October 7, 2003 between the Company and the Representatives (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of US$200,000,000 principal amount (the “Firm Securities”) of the Company’s 2.75% Convertible Senior Debentures due 2023, and an additional US$30,000,000 aggregate principal amount (the “Additional Securities” and collectively with the Firm Securities, the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of each Holder, as follows;

      1. Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     “1933 Act” or “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

     “1934 Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time,

     “Additional Interest” shall have the meaning assigned to it in Section 2(g).

     “Amendment Effectiveness Deadline” has the meaning set forth in Section 2(e) hereof.

     “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

     “Common Shares” shall mean the common shares, without par value, in the capital of the Company and any other capital shares as may constitute “Common Shares” for purposes of the Indenture, including the Underlying Common Shares.

     “Company” shall have the meaning set forth in the preamble to this Agreement and shall also include the Company’s successors.

     “Conversion Price” shall have the meaning assigned such term in the Indenture.

     “Deferral Period” shall have the meaning set forth in Section 3 hereof.

     “Depositary” shall have the meaning set forth in Section 6(c) hereof.

     “Effectiveness Deadline” shall have the meaning set forth in Section 2(a) hereof.

     “Effectiveness Period” shall mean the period commencing on the first date that a Shelf Registration Statement is declared effective under the Securities Act and ending on the date that all Securities and the Underlying Common Shares have ceased to be Registrable Securities.

     “Filing Deadline” shall have the meaning set forth in Section 2(a) hereof.

     “Holder” shall mean the Initial Purchasers for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered or beneficial owners of the Securities and the Underlying Common Shares.

     “Indenture” shall mean the Indenture dated as of March 6, 2003, as supplemented by the Third Supplemental Indenture dated as of the Closing Date, each between the Company and Deutsche Bank Trust Company Americas, as trustee, and as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

     “Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

     “Interest Payment Date” shall mean each April 15 and October 15.

     “Liquidated Damages” shall have the meaning set forth in Section 2(g) hereof.

     “Majority Holders” shall mean the Holders of a majority of outstanding Registrable Securities (which Holders of Securities deemed to be the Holders, for purposes of determining such majority, of the number of Underlying Common Shares into which such Securities are or would be convertible as of the date on which such designation is made); provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its “affiliates” (as such term is defined in Rule 144 under the 1933 Act) (other than (i) the Initial Purchasers, it being understood and agreed that none of the Initial Purchasers nor any of their respective subsidiaries, parents or affiliates shall be deemed affiliates of the Company for purposes of this definition, and (ii) any subsequent Holder of Registrable Securities if such subsequent Holder is deemed to be such an affiliate solely by reason of its holding of Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount. In cases where this Agreement shall permit or require any action or determination to be made by, for example, a majority of Registrable Securities being sold or included in a Shelf Registration or offering or affected by an amendment, the terms and procedures specified in the proviso to the foregoing sentence shall be applied.

     “Material Event” shall have the meaning set forth in Section 2(a) hereof.

     “Notice and Questionnaire” shall mean a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated October 7, 2003 relating to the Securities.

     “Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

     “Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

     “Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

     “Record Holder” shall mean with respect to any Interest Payment Date relating to any Securities or Underlying Common Shares as to which any Additional Interest or Liquidated Damages, as the case may be, has accrued, the registered holder of such Security or Underlying Common Share, as the case may be, on the April 1 or October 1 immediately preceding the Interest Payment Date.

     “Registrable Securities” shall mean the Securities until such Securities have been converted into or exchanged for the Underlying Common Shares and, at all times subsequent to any such conversion, the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted or exchanged, and any securities issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with a Shelf Registration Statement, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A), and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture is removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, whether or not any Shelf Registration Statement is declared effective, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Representatives or, if the Representatives elect not to select such counsel, by the Majority Holders and which counsel may in any event also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and of any other Person or business whose financial statements are included or incorporated or deemed to be incorporated by reference in a Shelf Registration Statement, including the expenses of any special audits or “cold comfort” or similar letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters or the Holders (other than fees and expenses set forth in clauses (ii) and (vii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder pursuant to the Shelf Registration Statement.

     “Representatives” shall have the meaning set forth in the preamble to this Agreement.

     “Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     “Rule 144A” shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     “SEC” shall mean the U.S. Securities and Exchange Commission.

     “Securities” shall have the meaning set forth in the preamble to this Agreement.

     “Shelf” Registration” shall mean a registration effected pursuant to Section 2 hereof.

     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers the Registrable Securities (but no other securities unless approved by all of the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or on Form F-10 or any similar form that may be adopted by the SEC, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

     “TIA” shall have the meaning specified in Section 3(1) of this Agreement.

     “Trustee” shall mean Deutsche Bank Trust Company Americas, as trustee with respect to the Securities under the Indenture,

     “Underlying Common Shares” shall mean the Common Shares into which the Securities are convertible or issued upon any such conversion.

     “Underwriters” shall have the meaning set forth in the last paragraph of Section 3 of this Agreement.

     “Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter or Underwriters for reoffering to the public.

     “Voluntary Suspension Notice” shall have the meaning set forth in Section 2(a) hereof.

      2. Shelf Registration under the 1933 Act.

          (a) The Company shall use its reasonable best efforts to prepare and, not later than 180 days after the Closing Date, file with the SEC (the “Filing Deadline”) a Shelf Registration Statement providing for the resale by the Holders of all Registrable Securities in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable after filing of the same with the SEC but in any event by the date (the “Effectiveness Deadline”) that is 210 days after the Closing Date, and to keep a Shelf Registration Statement continuously effective under the Securities Act and the related Prospectus current until the expiration of the Effectiveness Period; provided, however, that if there is a possible acquisition or business combination or other transaction, business development or event involving the Company (a “Material Event”) that would require disclosure in such Shelf Registration Statement or the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus and either (x) the Company determines, in the exercise of its reasonable judgment and in good faith, that premature disclosure thereof is not in the best interests of the Company and its shareholders or (y) despite the exercise of reasonable diligence the Company cannot obtain any financial statements relating to an acquisition or business combination required to be included in such Shelf Registration Statement or the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus, the Company shall give the Notice Holders and, if appointed, counsel to the Notice Holders a notice (a “Voluntary Suspension Notice”) to suspend use of the Prospectus relating to such Shelf Registration Statement, and such Holders hereby agree to suspend use of such Prospectus until the Company has amended or supplemented such Prospectus or has notified such Holders that use of the then current Prospectus may be resumed as provided in the penultimate paragraph of Section 3, In the case of any Voluntary Suspension Notice, the Company shall not be required to disclose in such notice the Material Event as a result of which such notice shall have been given if the Company reasonably and in good faith determines that such Material Event should remain confidential and, while such Voluntary Suspension Notice is in effect, the Company shall not be required to amend or supplement such Shelf Registration Statement, the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus to reflect such Material Event, but shall continue to use its reasonable best efforts to maintain the effectiveness of such Shelf Registration Statement. Upon the abandonment, consummation, termination or public announcement or other public disclosure of the Material Event, or if the Material Event shall cease to exist or shall be publicly disclosed, then the Company shall as promptly as practicable comply with this Section 2(a) and Sections 3(b), 3(e) (if applicable), 3(j) (if applicable) and the penultimate paragraph in Section 3 hereof and notify the Notice Holders that disposition of such Registrable Securities may resume; provided, that, if Section 3(j) shall require an amendment or supplement to such Shelf Registration Statement or the related Prospectus, then such resumption shall not occur until the Company shall have delivered copies of the supplemented or amended Prospectus contemplated by Section 3(j) to the applicable Holders. Anything herein to the contrary notwithstanding, the right of the Company to suspend use of a Prospectus pursuant to this paragraph shall be subject to the limitation set forth in the last sentence of the penultimate paragraph of Section 3. The Company further agrees to supplement or amend the Shelf Registration Statement and/or the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder whose Registrable Securities are registered pursuant to such Shelf Registration Statement with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and/or the related Prospectus to become usable as soon as thereafter practicable, subject to the right of the Company, on the terms and subject to the conditions described elsewhere in this Section 2(a), to suspend its obligation to amend or supplement such Shelf Registration Statement and/or the related Prospectus by giving a Voluntary Suspension Notice. The Company agrees to furnish to the Notice Holders copies of any such supplement or amendment promptly after its being declared effective by the SEC or, if such supplement or amendment is not required to be declared effective, after its being filed with the SEC.

          (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2 hereof.

          (c) Each Holder that became a Notice Holder on or prior to the date ten Business Days prior to the initial Shelf Registration Statement is declared effective shall be named as a selling securityholder in the initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable U.S. securities law. For the avoidance of doubt, none of the Company’s securityholders (other than the Holders with respect to Registrable Securities) shall have the right to include any of the Company’s securities in a Shelf Registration Statement, unless approved by all Holders whose Registrable Securities are covered by such Shelf Registration Statement.

          (d) The Company shall amend and supplement the Prospectus and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or file a new Shelf Registration Statement, if required by the Securities Act, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(e) below.

          (e) Each Holder may sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus only in accordance with this Section 2(e) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus shall, if such Holder has not previously submitted a Notice and Questionnaire, deliver a Notice and Questionnaire to the Company at least five Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement and, at our request, provide any additional information requested by the British Columbia Securities Commission and the SEC. From and after the date the initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five Business Days after such date or (y) five Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five Business Days of such delivery date:

          (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable U.S. securities law and, if the Company shall file a post effective amendment to a Shelf Registration Statement or shall file a new Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such post effective amendment or new Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline”) that is 45 days after the date such post effective amendment or new Shelf Registration Statement is required by this clause to be filed;

          (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i); and

          (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any new Shelf Registration Statement or post effective amendment filed pursuant to Section 2(e)(i);

provided, that, if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus, (ii) the Amendment Effectiveness Deadline shall be extended by up to ten Business Days from the expiration of a Deferral Period and (iii) the Company shall not be obligated to file more than one amendment to the Shelf Registration Statement or supplement to the related Prospectus in each calendar month to name additional Holders as selling securityholders under the Shelf Registration Statement.

          (f) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any U.S. federal or state, Canadian federal, provincial or territorial, or any other governmental agency or court, such Shelf Registration Statement will be deemed not to be effective during the period of such interference until the offering of Registrable Securities covered by such Shelf Registration Statement may legally resume. If a Shelf Registration Statement covering resales of the Registrable Securities ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall, subject to its right under Section 2(a) to issue a Voluntary Suspension Notice, use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement so that all Registrable Securities outstanding as of the date of such filing are covered by a Shelf Registration Statement. If a new Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the new Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the new Shelf Registration Statement continuously effective until the end of the Effectiveness Period in accordance with the provisions of Section 2(a).

          (g) Additional cash interest (“Additional Interest”) in respect of the Securities and liquidated damages (“Liquidated Damages”) in respect of each Underlying Common Share, as the case may be, shall be payable by the Company as follows:

          (i) If a Shelf Registration Statement is not filed within the Filing Deadline, then commencing on and including the day immediately following the Filing Deadline (A) in addition to interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter, and (B) Liquidated Damages will accrue and be payable on the Underlying Common Shares at a rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter as the case may be;

          (ii) If a Shelf Registration Statement is not declared effective under the Securities Act by the Effectiveness Deadline, then commencing on and including the day following the Effectiveness Deadline (A) in addition to interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter, and (B) Liquidated Damages will accrue and be payable on the Underlying Common Shares at a rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter as the case may be;

          (iii) If the Company fails to perform any of its obligations under Section 2(e) by the date therein prescribed, then commencing on and including the day following such date (A) in addition to interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities with respect to which such failure of performance occurred at the rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter, and (B) Liquidated Damages will accrue and be payable on the Underlying Common Shares with respect to which such failure of performance occurred at a rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter as the case may be;

          (iv) If the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3, then commencing on and including the day following such date (A) in addition to interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities held by Notice Holders at the rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter, and (B) Liquidated Damages will accrue and be payable on the Underlying Common Shares held by Notice Holders at a rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter as the case may be;

          (v) If the date of commencement of any Deferral Period causes the number of Deferral Periods to exceed the number of Deferral Periods permitted by Section 3, then commencing on and including such date (A) in addition to interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities held by Notice Holders at the rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter, and (B) Liquidated Damages will accrue and be payable on the Underlying Common Shares held by Notice Holders at a rate of 0.25% per annum for the first 90 days following such date and 0.50% thereafter as the case may be;

provided, however, that the Additional Interest rate on the Securities and the Liquidated Damages rate on the Underlying Common Shares shall in no event exceed 0.50% per annum; and provided, further, that Additional Interest payable on the Securities and Liquidated Damages payable on the Underlying Common Shares as the case may be as a result of any of the events or circumstances specified in clause (i), (ii), (iii), (iv), or (v) above, as the case may be, shall cease to accrue (1) upon the filing of the Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of (ii) above), (3) upon the date the Company performs it obligations as set forth in 2(f) above (in the case of (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded (in the case of (iv) above) or (5) upon termination of the Deferral Period that caused the number of Deferral Periods to exceed the number permitted by Section 3 (in the case of (v) above). Notwithstanding the foregoing, no Additional Interest or Liquidated Damages shall accrue as to any Security or Underlying Common Share from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period.

          Any amount of Additional Interest or Liquidated Damages due pursuant to the preceding paragraph will be payable in cash and will be payable on each Interest Payment Date and to the Record Holders of the Registrable Securities entitled thereto; provided, that any Additional Interest accrued with respect to any Security or portion thereof redeemed by the

Company on a redemption date, purchased by the Company on a repurchase date or converted into Underlying Common Shares on a conversion date prior to the Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Security or portion thereof for redemption, purchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), unless the redemption date or the repurchase date, as the case may be, falls after April 1 or October 1 and on or prior to the corresponding Interest Payment Date. In the event that the Company shall fail to pay any Additional Interest due hereunder on the applicable payment date, the Company shall pay interest from such date with respect to payments of Additional Interest at a rate of 1% above the rate otherwise then payable hereunder (without duplication of any similar obligation under or in respect of the terms of the Indenture or any Security and to the extent that payment of the same is enforceable under applicable law). In the event that the Company shall fail to pay any Liquidated Damages on the applicable payment date, the Company shall pay from such date Liquidated Damages at a rate equal to 1% above the rate of Liquidated Damages otherwise then payable on Common Shares hereunder (without duplication of any similar obligation under or in respect of the terms of the Indenture or any Security and to the extent that payment of the same is enforceable under applicable law). The amount of Additional Interest or Liquidated Damages payable for any period will be determined by multiplying the applicable Additional Interest rate or Liquidated Damages rate, as applicable, by the principal amount of the Securities in the case thereof, or the then applicable Conversion Price of the Securities in the case of Liquidated Damages on the Underlying Common Shares, and then multiplying the product by a fraction, the numerator of which is the number of days that the Additional Interest or Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360. In calculating the Liquidated Damages on Underlying Common Shares on any date on which no Securities are outstanding, the Conversion Price used shall be based on the Conversion Price that would be in effect if the Securities were still outstanding. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under this Agreement is the rate payable multiplied by the actual number of days in the year and divided by 360.

          Notwithstanding anything also contained herein: (i) no Additional Interest is payable in respect of any Securities that have been converted into Common Shares; (ii) no Liquidated Damages are payable in respect of any Underlying Common Shares that have not been issued upon conversion of the Securities; and (iii) no Additional Interest or Liquidated Damages shall be payable in respect of any Securities or Underlying Common Shares that are not Registrable Securities, or in respect of any period prior to receipt by the Company of a Notice and Questionnaire.

          (h) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.

          (i) Anything in this Agreement to the contrary notwithstanding, Canadian Persons will not be entitled to register their Securities or Underlying Common Shares for resale or to sell Securities pursuant to a Shelf Registration Statement; and any failure by the Company to register Securities or Underlying Common Shares held by Canadian Persons for resale pursuant to the Shelf Registration Statement shall not constitute a default by the Company in the performance or breach of any covenant or warranty of the Company in this Agreement. For the avoidance of doubt, no Additional Interest or Liquidated Damages shall be payable due solely to the failure by the Company to register Securities or Underlying Common Shares held by or for the benefit of Canadian Persons for resale pursuant to the Shelf Registration Statement.

      3. Registration Procedures.

     In connection with the obligations of the Company under Section 2 hereof, the Company shall:

          (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference therein all financial statements required by the SEC to be included or incorporated by reference therein, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post- effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period and, subject to the Company’s rights to suspend the use of the Prospectus relating to any Shelf Registration Statement pursuant to Section 2(a) of this Agreement on the terms and subject to the conditions set forth in such Section 2(a), cause each Prospectus to be supplemented by any prospectus supplement required by applicable law or regulation and, as so supplemented, to be filed pursuant to Rule 424 or General Instruction II.L to Form F-10 (or any similar provisions then in force) under the 1933 Act and to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

          (c) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each related Prospectus, including each related preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriter in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its reasonable best efforts to register or qualify the Registrable Securities (or obtain an exemption from registration or qualification) covered by the Shelf Registration Statement under all applicable state securities or “blue sky” laws of such jurisdictions as any Notice Holder shall reasonably request in writing (which request may be included in the Notice and Questionnaire), to keep such registration or qualification (or exemption therefrom) effective during the Effectiveness Period, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) notify each Holder of Registrable Securities covered by the Shelf Registration Statement, counsel for the Holders and counsel for the Initial Purchasers promptly and, if reasonably requested by any such Holder or counsel, confirm such advice in writing (i) when any Prospectus, prospectus supplement, Shelf Registration Statement or post-effective amendment to any Shelf Registration Statement has been filed with the SEC, (ii) when such Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (iii) of any request by the SEC or any state securities authority or by any securities authority of or in Canada or any territory or province thereof for amendments and supplements to such Registration Statement or the related Prospectus or for additional information, (iv) of the issuance by the SEC or any state securities authority or by any securities regulatory authority of or in Canada or any territory or province thereof of any stop order or similar order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or by any securities regulatory authority or the initiation or threatening of any proceeding for such purposes, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event during the period such Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or as a result of which such Shelf Registration Statement or the related Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading (but subject to the right of the Company, on the terms and subject to the conditions set forth in Section 2(a) of this Agreement, not to disclose the nature of certain such events) and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

     (f) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness or qualification (or exemption from qualification) of the Shelf Registration Statement, or any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

     (g) furnish to each Holder of Registrable Securities covered by the Shelf Registration Statement, without charge, one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) during the Effectiveness Period, deliver to each Notice Holder, counsel to Notice Holders, and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

     (i) cooperate with the selling Holders of Registrable Securities covered by the Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be, in the case of the Securities, in such denominations (consistent with the provisions of the Indenture), and registered in such names as such selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

     (j) upon the occurrence of any event contemplated by Section 3(e)(vi) hereof but subject to the Company’s right to suspend the use of the related Prospectus pursuant to Section 2(a) on the terms and subject to the conditions set forth in such Section 2(a), to prepare and file with the SEC as promptly as practicable a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

     (k) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement covering such Securities and provide the Trustee and the transfer agent of the Common Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company;

     (l) cause the Indenture to be qualified under the U.S. Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Registrable Securities, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

     (m) make available, upon request in writing, for inspection by a representative of the Holders of the Registrable Securities covered by the Shelf Registration Statement, any Initial Purchaser, any broker-dealer, Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorneys and accountants designated by such Holders or by any such Initial Purchaser or Underwriter, at reasonable times and in a reasonable manner, all relevant financial and other relevant records and documents of the Company, cause the appropriate officers, directors and employees of the Company to make themselves available for “due diligence” conferences, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative of such Holders, Initial Purchaser, Underwriter, broker-dealer, attorney or accountant in connection with such Shelf Registration Statement; provided, however, that such persons shall first agree in writing with the Company that any information that is in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by counsel thereto.

     (n) if requested by any Holder of Registrable Securities covered by the Shelf Registration Statement, (i) promptly incorporate in the related Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such filing;

     (o) enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority

Holders) in order to expedite or facilitate the disposition of the Registrable Securities covered by the Shelf Registration Statement, including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to such Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, such Shelf Registration Statement, the related Prospectus and documents incorporated by reference or deemed incorporated by reference and related matters, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their counsel) addressed to each selling Holder and Underwriter of such Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any Person or business acquired by the Company for which financial statements and financial data are or are required to be included or incorporated by reference in the Shelf Registration Statement or the related Prospectus or in the documents incorporated or deemed to be incorporated therein) addressed to each selling Holder and Underwriter of such Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Underwriters, and which are customarily delivered in underwritten offerings to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the related underwriting agreement;

     (p) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 1 l (a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company; and

     (q) Upon (i) the filing of the initial Shelf Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

     The Company may require each Holder of Registrable Securities that wishes to include Registrable Securities in the Shelf Registration Statement, by written request from the Company to such Holder, to furnish to the Company, on a form to be provided by the Company, such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may be reasonably required to include in the Shelf Registration Statement or the related Prospectus pursuant to applicable Canadian federal, provincial or territorial law or regulation or the Securities Act or the applicable rules and regulations of the SEC thereunder, and the Company may exclude from such Shelf Registration Statement the Securities of any Holders that refuse to comply with such request.

     Each Holder of Registrable Securities covered by the Shelf Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(vi) hereof or upon receipt from the Company of any Voluntary Suspension Notice pursuant to Section 2(a) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Shelf Registration Statement until either (x) such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof or (y) solely in the case of a Voluntary Suspension Notice, the Company shall have notified such Holder that disposition of such Registrable Securities may be resumed using the then current Prospectus, and, if so directed by the Company in the case of clause (x), such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Anything herein to the contrary notwithstanding, the Company will not be entitled to require Holders to discontinue the sale or other disposition of Registrable Securities pursuant to the Shelf Registration Statement or to suspend the use of the related Prospectus (a “Deferral Period”) (whether because of the happening of any event of the kind described in Section 3(e)(vi) hereof or by the giving of a Voluntary Suspension Notice) for more than two periods (neither of which such Deferral Period may exceed 60 consecutive days) during any period of 365 consecutive days.

     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement included in such offering.

        4. Holder’s Obligations.

          (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable

Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire), any information regarding such Holder that is requested by the British Columbia Securities Commission or the SEC and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

          (b) Upon receipt of any Voluntary Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(j), or until it is advised in writing by the Company that the Prospectus may be used.

          (c) Each Notice Holder agrees not to sell any Registrable Securities pursuant to any Shelf Registration Statement unless such Notice Holder delivers a Prospectus to purchasers.

             5. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated or deemed to be incorporated therein by reference, or in any document filed with any securities regulatory authority of or in Canada or any province or territory thereof in connection with any such Shelf Registration Statement (or any amendment thereto) or any document incorporated or deemed to be incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing through Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated or by any selling Holder, respectively, expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectus relating to a Shelf Registration Statement shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased Securities covered by such Shelf Registration Statement, or any person controlling such Holder, if a copy of the final Prospectus relating to such Shelf Registration Statement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder, as the case may be, to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Securities to such Person, and if such final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 2(a), 3 (b), 3(e) or 3(j) or the penultimate paragraph of Section 3 hereof, or unless such defect shall have been cured by a document incorporated or deemed to be incorporated by reference in such Prospectus. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls any such Persons (within the meaning of the 1933 Act or the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Shelf Registration Statement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, each of the officers of the Company who sign the Shelf Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Parties on the one hand and of the Indemnified Party or Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holders that were registered pursuant to a Shelf Registration Statement.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any of the Initial Purchasers or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company and (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

             6. Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities or Initial Purchaser unless consented to in writing by such Holder or Initial Purchaser, as the case may be.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Michael Fusco, with a copy to Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013, Attention: Martha Bailey and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Maria Sramek; and (ii) if to the Company, initially at Placer Dome Inc., P.O. Box 49330 Bentall Station, 1055 Dunsmuir Street, Suite 1600, Vancouver, BC, Canada V7X 1P1, Attention: Secretary and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). Notwithstanding the foregoing provisions of this paragraph, any notices given to The Depository Trust Company (the “Depositary,” which term includes any successor in such capacity) or its nominee, as Holder of any Securities, may be given in accordance with the Depositary’s customary procedures as in effect from time to time.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; seven Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; on the next Business Day if timely delivered to a courier providing for overnight delivery; and, in the case of any notices or communications that are delivered to the Depositary or its nominee electronically, upon receipt.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture; and provided, further, that, without limitation to the foregoing, if any Person shall assume or otherwise succeed to the Company’s obligations under the Indenture, the Company will, prior to or contemporaneous with such transaction, cause such successor Person to deliver a written agreement to the Representatives and the Trustee whereby such successor Person shall expressly assume all of the Company’s obligations and agree to perform all of the Company’s agreement under this Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Representatives and the Initial Purchasers (in their respective capacities as Representatives and Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e) Purchases and Sales of Securities. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

          (f) Third Party Beneficiary. The Holders and the Initial Purchasers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Representatives, on the other hand, and each of them shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders or Initial Purchasers, respectively hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, then, to the maximum extent permitted by law, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) The Company irrevocably (i) agrees, to the fullest extent of may effectively do so under applicable law, that any action, suit or proceeding against the Company brought by any Initial Purchaser or Holder or by any person who controls any Initial Purchaser arising out of, based upon or relating to this Agreement or any of the transactions contemplated hereby may be instituted in any federal or state court in the State of New York, (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum and (iii) submits, to the fullest extent it may effectively do so under applicable law, to the non-exclusive jurisdiction of any federal or state court in the State of New York in any such action, suit or proceeding. The Company has appointed CT Corporation System as its authorized agent (the “Authorized Agent”, which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of, based on or relating to this Agreement or any of the transactions contemplated hereby which may be instituted in any federal or state court in the State of New York by any Initial Purchaser or Holder or by any person who controls any Initial Purchaser, expressly consents, to the fullest extent it may effectively do so under applicable law, to the jurisdiction of any such court in respect of any such action, suit or proceeding and waives, to the fullest extent it may effectively do so under applicable law, any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall, to the fullest extent it may effectively do so under applicable law, be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and the Company agrees, to the fullest extent it may effectively do so under applicable law, to take any and all action, including the filing of any and all documents and instruments and the payment of all fees, that may be necessary to continue such appointment in full force and effect as aforesaid for so long as any of the Registrable Securities shall be outstanding and until the principal of, premium, if any, and interest on, and any and all other amounts payable under or with respect to, this Agreement, the Registrable Securities shall have been paid in full. The Company agrees, to the fullest extent it may effectively do so under applicable law, that service of process upon the Authorized Agent and written notice of such service to the Company (mailed or delivered to its Secretary at its principal office in Vancouver, British Columbia, Canada) shall be deemed, in every respect, effective service of process upon the Company in any such action, suit or proceeding.

          (l) In respect of any judgment or order given or made against the Company for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Person entitled to all or any portion of such payment from and against any and all loss incurred by such Person as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Person is able to purchase United States dollars with the amount of judgment currency actually received by such Person; provided, however, that the foregoing provisions of this sentence shall not be applicable with respect to any judgment or order given or made against the Company for any amount of Additional Interest or Liquidated Damages which may be due hereunder, it being understood and agreed by the Company that the provisions of Section 116 of the Indenture shall apply with respect to Additional Interest or Liquidated Damages instead of the foregoing provisions of this sentence. The Company agrees, to the fullest extent it may effectively do so under applicable law, that the foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

          (m) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from (i) any legal action, suit or proceeding, (ii) setoff or counterclaim, (iii) the jurisdiction of any court, (iv) service of process, (v) attachment upon or prior to judgment, (vi) attachment in aid of execution of judgment, (vii) execution of judgment, or (viii) other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any action, suit or proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company, to the fullest extent it may effectively do so under applicable law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLACER DOME INC.
By:	/s/ Tony S. Giardini
Name:	Tony S. Giardini
Title:	Treasurer

Confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO.
INCORPORATED

Acting severally on behalf of themselves and the several Initial Purchasers named in the Purchase Agreement.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Dave Eberlee
Name:	Dave Eberlee
Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Juan Vogeler
Name:	Juan Vogeler
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ David Schwarzbach
Name:	David Schwarzbach
Title:	Vice President

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